Exhibit 23

Consent of Independent Registered Public Accounting Firm

Vaccinogen, Inc.

Baltimore, MD

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-202344) of Vaccinogen, Inc. of our report dated April 15, 2015, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Bethesda, Maryland

April 15, 2015